                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ________________

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                September 4, 2001
                Date of report (date of earliest event reported)

                             ROPER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

           1-12273                                     51-0263969
  (Commission file number)                  (IRS Employer Identification No.)


           160 Ben Burton Road
             Bogart, Georgia                                 30622
(Address of principal executive offices)                   (Zip Code)

                                 (706) 369-7170
              (Registrant's telephone number, including area code)

                                      NA
          (Former name or former address if changed since last report)

Explanatory Note

     This Amendment No. 1 on Form 8-K/A amends and restates the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2001. This Amendment No. 1 is being filed to restate the auditors' report on the financial statements of Struers Holding A/S to state that their audit was performed in accordance with generally accepted auditing standards in the United States. The Struers Holding A/S financial statements, the auditors' report thereon, and Item 7(a) have also been amended to comment on accounting differences between Danish and U.S. standards with respect to the accounting and reporting practices of Struers Holding A/S. The Struers Holding A/S balance sheets have been reclassified and rearranged to conform more closely with a Danish presentation.

Item 2.  Acquisition or Disposition of Assets.

     On September 4, 2001, the Registrant completed the acquisition of 100% of the outstanding ownership interests in Struers Holding A/S for total arms-length negotiated consideration of cash of approximately $151 million. Struers Holding A/S was acquired from a group of direct investors and limited partnerships, for whom EQT Scandinavia I acted as investment manager, and a group of management shareholders. Registrant's financing of this acquisition was from its existing credit facilities that are described in Registrant's Quarterly Report on Form 10-Q for the period ended July 31, 2001.

     Struers Holding A/S has two primary businesses - Struers, based in Denmark, and Logitech, based in Scotland. Struers designs, manufactures and markets materialographic preparation equipment and consumables used in quality inspection, failure analysis and research of solid materials. Logitech designs, manufactures and markets high-precision material shaping equipment used principally in the production of advanced materials for the semiconductor and opto-electronics markets. Registrant intends to continue these businesses.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial statements of business acquired (included in Annex A).

           .   Consolidated balance sheets at June 30, 2001(unaudited) and
               December 31, 2000.
           .   Consolidated income statements for the six months ended June 30,
               2001 and 2000(unaudited) and the year ended December 31, 2000.
           .   Consolidated cash flow statements for the six months ended June
               30, 2001 and 2000(unaudited) and the year ended December 31,
               2000.
           .   Independent auditors' report.

     (b) Pro forma financial information (included in Annex A).

           .   Combined balance sheet at July 31, 2001.
           .   Combined income statement for the nine months ended July 31,
               2001.
           .   Combined income statement for the year ended October 31, 2000.

     (c) Exhibits.

         23.1  Consent of independent auditors.
         99.1 Acquisition agreement (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on December 13, 2001 (Commission File No. 1-12273).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ROPER INDUSTRIES, INC.

                                  By: /s/  Martin S. Headley
                                     -------------------------------------------
April 12, 2002                        Martin S. Headley, Vice President and
                                      Chief Financial Officer

                                                                         Annex A

Item 7(a)  Financial statements of business acquired


The historical financial information related to Struers Holding A/S addressed by the following independent auditors' report and presented in the associated financial statements were prepared using accounting standards in accordance with the Danish Annual Accounts Act and Danish accounting standards ("Danish GAAP").

There are differences between Danish GAAP and generally accepted accounting principles in the United States ("U.S. GAAP"). Regarding the Struers financial statements and those items that may have been reported differently had Struers been reported as a part of Registrant in earlier periods, the significant differences are in the areas of revenue recognition, derivatives and other financial instruments, software development costs, income taxes, valuation reserves, and certain other liability accruals.

The applicable rules of the U.S. Securities and Exchange Commission pertaining to this filing do not require the Registrant to provide a quantified reconciliation between this financial information and what it would be if reported under U.S. GAAP. See, however, Note 19 of the Notes to Consolidated Financial Statements of Struers Holding A/S.

                          Independent Auditors' Report



The Board of Directors and shareholder
Struers Holding A/S:

We have audited the accompanying consolidated balance sheet of Struers Holding A/S and its subsidiaries as of December 31, 2000 and the related consolidated income statement and cash flow statement for the year ended December 31, 2000. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Denmark and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Struers Holding A/S and its subsidiaries as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000, in conformity with the accounting provisions of Danish legislation.

KPMG C.Jespersen



Niels Erik Borgbo          Soeren Christiansen
State-Authorized Public Accountants (Denmark)

Copenhagen, Denmark
March 20, 2001, except as to Note 19, which is as of April 12, 2002

                      Struers Holding A/S and Subsidiaries
                         Consolidated Income Statements
                                 (in thousands)

                                                                                            Year ended
                                                     Six months ended June 30,             December 31,
                                            ----------------------------------------
                                                   2001                  2000                  2000
                                            ------------------    ------------------    ------------------
                                                          (unaudited)
Net sales                                   DKK        352,265    DKK        282,241    DKK        604,861
Cost of goods sold                                     132,994               109,301               236,148
                                            ------------------    ------------------    ------------------

Gross profit                                           219,271               172,940               368,713

Selling and distribution costs                          96,762                88,325               183,283
Development costs                                       13,933                11,315                22,240
Administrative expenses                                 20,867                22,652                48,099
Goodwill amortization                                   15,178                15,173                30,347
                                            ------------------    ------------------    ------------------

Operating profit                                        72,531                35,475                84,744

Interest income                                          2,028                   752                 3,214
Interest expense                                        16,258                15,353                33,107
Extraordinary charges                                        -                 8,000                     -
                                            ------------------    ------------------    ------------------

Earnings before income taxes                            58,301                12,874                54,851

Income taxes                                            26,547                11,096                30,762
                                            ------------------    ------------------    ------------------

Net earnings                                DKK         31,754    DKK          1,778    DKK         24,089
                                            ==================    ==================    ==================

          See accompanying notes to consolidated financial statements.

                      Struers Holding A/S and Subsidiaries
                        Consolidated Cash Flow Statements
                                 (in thousands)

                                                                                                     Year ended
                                                              Six months ended June 30,             December 31,
                                                     ----------------------------------------
                                                            2001                  2000                  2000
                                                     ------------------    ------------------    ------------------
                                                                   (unaudited)
Net sales                                            DKK        352,265    DKK        282,241    DKK        604,861
Costs and expenses                                              267,018               236,624               489,500
                                                     ------------------    ------------------    ------------------

Net cash provided from operating activities
   before changes in working capital                             85,247                45,617               115,361

Change in inventory                                             (10,269)               (8,053)              (13,466)
Change in accounts receivable                                   (23,528)              (18,127)              (21,022)
Change in accounts payable and other liabilities                (12,417)              (12,014)               (1,211)
Interest paid                                                   (17,277)              (14,790)              (29,351)
Income taxes paid                                               (13,836)              (11,224)              (22,719)
                                                     ------------------    ------------------    ------------------

Net cash provided from (used by)
    operating activities                                          7,920               (18,591)               27,592
                                                     ------------------    ------------------    ------------------

Capital expenditures                                             (8,385)               (4,400)              (10,386)
Proceeds from sales of assets                                       177                   134                   606
                                                     ------------------    ------------------    ------------------

Net cash used by investing activities                            (8,208)               (4,266)               (9,780)
                                                     ------------------    ------------------    ------------------

Debt borrowings (payments)                                          (80)               25,470                20,845
                                                     ------------------    ------------------    ------------------

Net cash provided from (used by)
   financing activities                                             (80)               25,470                20,845
                                                     ------------------    ------------------    ------------------

Net cash provided from (used by) operating,
   investing and financing activities                              (368)                2,613                38,657
Cash and cash equivalents at the beginning
   of the period                                                 68,571                29,358                29,358
Unrealized value adjustments of cash and
   cash equivalents                                               1,798                   282                   556
                                                     ------------------    ------------------    ------------------

Cash and cash equivalents at the end of the
   period                                            DKK         70,001    DKK         32,253    DKK         68,571
                                                     ==================    ==================    ==================

          See accompanying notes to consolidated financial statements.

                      Struers Holding A/S and Subsidiaries
                           Consolidated Balance Sheets
                                 (in thousands)

                                                     June 30,            December 31,
                                                       2001                  2000
                                                 ------------------    ------------------
                                                     (unaudited)
ASSETS
Fixed assets
Goodwill                                         DKK        503,359    DKK        518,381
Leasehold improvements                                          112                   149
Deposits                                                     10,116                 9,463
                                                 ------------------    ------------------
                                                            513,587               527,993
                                                 ------------------    ------------------
Tangible fixed assets
Land and buildings                                           11,118                 9,384
Technical plant and machinery                                 7,032                 8,252
Fixtures and fittings, tools and equipment                   12,667                 9,878
                                                 ------------------    ------------------
                                                             30,817                27,514
                                                 ------------------    ------------------
Investments
Securities                                                      687                   728
                                                 ------------------    ------------------
                                                                687                   728
                                                 ------------------    ------------------
Total fixed assets                                          545,091               556,235
                                                 ------------------    ------------------

Current assets
Stocks
Raw materials and consumables                                39,409                30,652
Work in process                                               2,950                 3,720
Finished goods and goods for resale                          61,567                56,832
                                                 ------------------    ------------------
                                                            103,926                91,204
                                                 ------------------    ------------------
Debtors
Trade debtors                                               152,275               122,566
Outstanding corporation tax                                       -                 4,536
Deferred tax asset                                           27,537                29,734
Other debtors                                                 6,370                 7,827
Prepayments and accrued income                                2,966                 2,192
                                                 ------------------    ------------------
                                                            189,148               166,855
Own shares                                                        -                   362
Cash at hand and in bank                                     77,073                75,551
                                                 ------------------    ------------------
Total current assets                                        370,147               333,972
                                                 ------------------    ------------------

TOTAL ASSETS                                     DKK        915,238    DKK        890,207
                                                 ==================    ==================

                      Struers Holding A/S and Subsidiaries
                     Consolidated Balance Sheets - continued
                                 (in thousands)

                                                      June 30,             December 31,
                                                        2001                  2000
                                                 ------------------    ------------------
                                                     (unaudited)
LIABILITIES AND CAPITAL
Capital and reserves
Share capital                                    DKK         50,343    DKK         50,343
Reserve for own shares                                            -                   362
Retained profit                                             239,240               206,749
                                                 ------------------    ------------------
Total capital and reserves                                  289,583               257,454
                                                 ------------------    ------------------

Convertible bond loan                                             -                 8,876
                                                 ------------------    ------------------

Provisions
Deferred tax                                                    457                   517
Other provisions                                             13,696                13,967
                                                 ------------------    ------------------
Total provisions for liabilities and charges                 14,153                14,484
                                                 ------------------    ------------------

Creditors
Long-term creditors
Mortgage debt                                                 8,527                    14
Bank loans and overdrafts                                   493,083               476,956
                                                 ------------------    ------------------
                                                            501,610               476,970
                                                 ------------------    ------------------

Short-term creditors
Short-term share of long-term creditors                           -                15,000
Bank loans and overdrafts                                     7,072                 6,980
Prepayments from customers                                    2,401                 5,641
Trade creditors                                              55,725                46,268
Corporation tax                                              18,130                10,706
Other creditors                                              26,564                25,655
Prepayments and deferred income                                   -                22,173
                                                 ------------------    ------------------
                                                            109,892               132,423
                                                 ------------------    ------------------
Total creditors                                             611,502               609,393
                                                 ------------------    ------------------

TOTAL LIABILITIES AND CAPITAL                    DKK        915,238    DKK        890,207
                                                 ==================    ==================

     See accompanying notes to consolidated financial statements.

                      Struers Holding A/S and Subsidiaries
                   Notes to Consolidated Financial Statements

Accounting policies

     The consolidated accounts for the six months ended June 30, 2001 and 2000 and the year ended December 31, 2000 have been prepared in accordance with the Danish Annual Accounts Act and Danish accounting standards. There are differences between Danish standards and standards in the United States. These differences are in the areas of revenue recognition, derivatives and other financial instruments, software development costs, income taxes, valuation reserves, and certain other liability accruals and are described in more detail in Note 19. These differences may also have different effects on different periods. The consolidated accounts for the interim six-month periods ended June 30, 2001 and 2000 are unaudited.

     Consolidation policy
     --------------------

     The consolidated accounts comprise the parent company, Struers Holding A/S, and subsidiary undertakings in which Struers Holding A/S controls more than 50% of the voting rights. Intercompany revenues and expenses, receivables and payables and gains and losses are eliminated.

     The profit and loss accounts of foreign subsidiaries whose functional currency is not the Danish krone are translated into Danish krone at the average currency exchange rate during the period and balance sheet accounts are translated into Danish krone at the currency exchange rate at the balance sheet date.

     Revenue recognition
     -------------------

     Revenue from the sale of goods is recognized as invoiced.

     Production costs
     ----------------

     Production costs compose costs including depreciation and wages and salaries incurred in order to obtain revenue. Costs of goods sold is matched against the corresponding revenue.

     Selling and distribution costs
     ------------------------------

     Selling and distribution costs comprise costs regarding sales personnel, advertising and exhibition expenses, depreciation and amortization, etc.

     Development costs
     -----------------

     Development costs comprise costs for development, including depreciation. Development costs are charged to expense as paid.

     Administrative expenses
     -----------------------

     Administrative expenses comprise expenses regarding administrative staff and management, etc., including depreciation and amortization.

     Interest receivable and payable
     -------------------------------

     Interest receivable and payable as well as similar income and charges and realized and unrealized exchange gains and losses regarding loans with subsidiaries. Furthermore, interest receivable and payable comprise income from sale of warrants.

     Extraordinary income and charges
     --------------------------------

     Extraordinary income and charges comprise income and charges resulting from activities other than ordinary ones.

                      Struers Holding A/S and Subsidiaries
                   Notes to Consolidated Financial Statements

     Tax on profit/loss
     ------------------

     The expected tax payable on taxable income for a period is charged to the profit and loss account together with changes in the provision for deferred taxation. Taxation in respect of extraordinary items is shown separately. Deferred taxation is calculated as the difference between net book and tax values. Provision for deferred taxation is made for accounts receivable, inventory and tangible fixed assets. If the deferred taxation is an asset, the amount is recorded at a value which is not higher than the anticipated future applications. No provision has been made for deferred taxation of undistributed ownership interests in subsidiary earnings as it is the parent company's intention to hold interests for more than three years.

     The company is comprised by a tax on account scheme. Additions, deductions and compensations regarding tax payments are included in interest receivable and payable.

     Intangible fixed assets
     -----------------------

     At the acquisition of a subsidiary, the share of the acquired company's net asset value is determined according to the Company's accounting policies. Where the cost differs from the net asset value, the difference is to the extent possible allocated to the assets and liabilities or provisions, the value of which is higher or lower. Any remaining positive differences are capitalized and amortized over a maximum period of 20 years.

     Other intangible assets are valued at cost less accumulated amortization. Amortization is provided on a straight-line basis over the expected useful lives of the assets. The maximum amortization period is five years.

     Tangible fixed assets
     ---------------------

     Land and buildings are valued at cost less accumulated depreciation on buildings, or utility value where this is lower for reasons not considered temporary. Plant and machinery and fixtures and other equipment are valued at purchase price less accumulated depreciation, or at a utility value where this is lower for reasons not considered temporary.

     Depreciation is provided on a straight-line basis over the expected useful lives of the assets. The expected useful lives for buildings are 25 years and 3-5 years for plant and machinery and fixtures and other equipment.

     Assets with a cost of less than DKK 9,500 per unit are charged to expense when acquired. Public contributions are set off against the cost of the additions during the period.

     Inventory
     ---------

     Raw materials and consumables are valued at cost. Work in process and finished goods are valued at cost consisting of the cost of raw materials and consumables with the addition of production costs and other costs directly or indirectly related to the individual goods.

     Cost is determined using the first-in first-out method.

     Provision is made for obsolescence on slow-moving goods.

     Accounts receivable
     -------------------

     Accounts receivable are valued at nominal value less provisions for anticipated losses.

                      Struers Holding A/S and Subsidiaries
                   Notes to Consolidated Financial Statements


     Provisions for liabilities and charges
     --------------------------------------

     Provision for pension obligations are computed at sum of pension obligations at the balance sheet date.

     Foreign currency translation
     ----------------------------

     The Company enters into forward exchange contracts transactions to hedge turnover and purchases of goods according to which foreign currency transactions during the period are translated at the hedged exchange rate. Hedge contracts relating to future turnover are not revalued to current exchange rates. The difference between current exchange rates and forward exchange rates and the valuation of this difference related to these contracts is disclosed.

     Receivables, payables and other items denominated in a currency other than the functional currency which have not been settled at the balance sheet date are translated into the functional currency at the exchange rate for the balance sheet date. Resulting gains and losses are recognized on the income statement.

     To the extent that the value of receivables, payables and other items denominated in a currency other than the functional currency are hedged toward forward exchange transactions, the items are translated at the hedged rates.

     Statements of cash flows
     ------------------------

     The cash flow statements show inflows and outflows of cash during a period as well as the cash and cash equivalents at the beginning and the end of the period.

     Cash flows from operating activities are presented indirectly and are calculated as revenues less operating charges and adjusted for non-cash operating items, changes to the operating capital, financial and extraordinary items paid and corporate taxes paid.

     Cash flows from investing activities include payments in connection with the acquisition and sale of fixed assets and securities included in investing activities.

     Cash flows from financing activities include payments to and from shareholders and the raising of and repayments of mortgage loans and other long-term creditors.

     Cash and cash equivalents
     -------------------------

     Cash and cash equivalents include cash at bank and in hand and short term bank loans and overdrafts.
                                      A-9

                      Struers Holding A/S and Subsidiaries
                   Notes to Consolidated Financial Statements

Note 1        Revenues

     The distribution of revenues on geographical markets has been excluded for competitive reasons, cf. section 49, paragraph 2 of the Danish Annual Accounts Act.

Note 2        Interest receivable and similar income
                                                                     Year ended
                                                                      Dec. 31,
                                                                        2000
                                                                     -----------
                                                                       (000s)

     Other interest receivable and exchange rate gains               DKK   2,635
     Net income from sale of warrants                                        579
                                                                     -----------

                                                                     DKK   3,214
                                                                     ===========

Note 3        Interest payable and similar charges
                                                                     Year ended
                                                                      Dec. 31,
                                                                        2000
                                                                     -----------
                                                                       (000s)

     Other interest payable and exchange rate loss                   DKK  33,107
                                                                     ===========


Note 4        Tax on profit for the year
                                                                     Year ended
                                                                      Dec. 31,
                                                                        2000
                                                                     -----------
                                                                       (000s)

     Tax on taxable income                                           DKK  27,648
     Adjustments regarding previous years                                    115
     Adjustment of deferred taxation                                       2,999
                                                                     -----------

                                                                     DKK  30,762
                                                                     ===========

     Corporate taxes paid                                            DKK  22,719
                                                                     ===========


Note 5        Goodwill

                                                                          Accumulated
                                                               Cost      Amortization
                                                           -----------   ------------
                                                                 (in thousands)
     Balance at December 31, 1999                          DKK 608,855   DKK (60,257)
     Exchange rate adjustments in foreign companies                152           (20)
     Amortization                                                    -       (30,349)
                                                           -----------   -----------

     Balance at December 31, 2000                          DKK 609,007   DKK (90,626)
                                                           ===========   ===========

                      Struers Holding A/S and Subsidiaries
                   Notes to Consolidated Financial Statements


Note 6        Property and equipment

                                                                                      Fixtures        Leasehold
                                                   Land and         Plant and         and other       improve-
                                                   buildings        machinery         equipment         ments
                                               ---------------   ---------------  ---------------   ---------------
                                                                          (in thousands)
     Cost:
         Balance at December 31, 1999          DKK      18,422   DKK      35,969  DKK      26,688   DKK       1,168
         Exchange rate adjustments                        (321)              428              (63)               (6)
         Additions                                           -             3,288            5,938                 -
         Dispositions                                        -               (84)          (2,019)                -
                                               ---------------   ---------------  ---------------   ---------------

         Balance at December 31, 2000          DKK      18,101   DKK      39,601  DKK      30,544   DKK       1,162
                                               ===============   ===============  ===============   ===============

     Depreciation and amortization:
         Balance at December 31, 1999          DKK      (8,192)  DKK     (26,817) DKK     (17,665)  DKK        (962)
         Exchange rate adjustments                         139              (145)            (656)                6
         Additions                                        (664)           (4,471)          (3,955)              (57)
         Dispositions                                        -                84            1,610                 -
                                               ---------------   ---------------  ---------------   ---------------

         Balance at December 31, 2000          DKK      (8,717)  DKK     (31,349) DKK     (20,666)  DKK      (1,013)
                                               ===============   ===============  ===============   ===============

                                                                   Year ended December 31, 2000
                                               --------------------------------------------------------------------
                                                                   Selling and
                                                  Production      distribution       Development        Admin.
                                               ---------------   ---------------  ---------------   ---------------
     Depreciation and amortization             DKK       2,943   DKK       3,970  DKK         474   DKK       1,760
                                               ===============   ===============  ===============   ===============


Note 7        Deferred taxes

                                                                                        Asset          Liability
                                                                                  ---------------   ---------------
                                                                                            (in thousands)
     Balance at December 31, 1999                                                 DKK      30,847   DKK        (609)
     Exchange rate adjustments                                                                174                93
     Additions                                                                                  -                (1)
     Adjustments                                                                           (1,287)                -
                                                                                  ---------------   ---------------

     Balance at December 31, 2000                                                 DKK      29,734   DKK        (517)
                                                                                  ===============   ===============

Note 8        Own shares

     At December 31, 2000, Struers Holding A/S held 8,332 shares of its outstanding shares, or 0.17% of total shares outstanding. The cost of these shares was DKK 362,000 and was included in other current assets.

                      Struers Holding A/S and Subsidiaries
                   Notes to Consolidated Financial Statements


Note 9        Capital and reserves

                                                     Share            Share           Retained
                                                    capital          premium           profit            Other
                                               ---------------   ---------------  ---------------   ---------------
                                                                          (in thousands)
     Balance at December 31, 1999              DKK      50,343   DKK     190,790  DKK      (9,588)  DKK         600
     Exchange rate adjustments                               -                 -            1,220                 -
     Reclassifications                                       -          (190,790)         191,028              (238)
     Profit for the year                                     -                 -           24,089                 -
                                               ---------------   ---------------  ---------------   ---------------

     Balance at December 31, 2000              DKK      50,343   DKK           -  DKK     206,749   DKK         362
                                               ===============   ===============  ===============   ===============

     Share capital consists of 5,034,328 shares of DKK 10 each.

     Struers Holding A/S has issued warrants of a total nominal value of DKK 9,642,000. The issue price amounts to DKK 68 per share of nominal DKK 10 for half the warrants, while the price of the remaining part amounts to DKK 100 per share of nominal DKK 10.

     The warrants can be exercised either entirely or partially at any given time until January 30, 2004.

Note 10       Convertible bond loan

     The convertible bond loans carry interest and have the status of subordinated loan capital. The lenders are thus subordinated to all creditors whose claims cannot be covered by the Company's funds in case of a bankruptcy. However, the convertible bond loans are always paid before the share capital.

     The convertible bond loan can, according to the lender's choice, be converted into shares in the Company until January 30, 2004. The warrants can be exercised at a conversion price of DKK 48-57.

Note 11       Long-term creditors

     Of total long-term indebtedness at December 31, 2000, DKK 327.0 million falls due for payment after December 31, 2005.

Note 12       Contingent liabilities

                                                                     Dec. 31,
                                                                      2000
                                                                  -------------
                                                                     (000s)

     Rent and leasing obligations                                  DKK  40,284
     Guarantee obligations                                                 140
     Other obligations                                                     450

     Struers Holding A/S and its subsidiaries have contracted with sub-suppliers, etc. The obligation does not exceed DKK 3 million.

     The Company has a repurchase obligation regarding the warrants issued.

                      Struers Holding A/S and Subsidiaries
                   Notes to Consolidated Financial Statements


Note 13       Financial instruments

     The Company has entered into the following forward exchange transactions to hedge turnover after the balance sheet date:

                                                    Contract             Value at
                                                     amount              exchange        Unrealized
                                                    stated at            rates at       loss/gain at
                                                     agreed              Dec. 31,         Dec. 31,
                                                     prices                2000             2000
                                               -----------------    ---------------    ---------------
                                                                      (in thousands)
     United States dollars                     DKK       128,820    DKK     142,604    DKK     (13,784)
     Deutsche marks                                       15,802             15,759                 43
     Japanese yen                                        111,749            106,796              4,953
     British pounds                                       24,718             25,710               (992)
     French francs                                         5,712              5,689                 23
     Euros                                                36,676             35,569                107
                                               -----------------    ---------------    ---------------

                                               DKK       323,477    DKK     332,127    DKK      (9,650)
                                               =================    ===============    ===============


Note 14 Net cash inflow from operating activities before any change in working capital

     The following data is for the year ended December 31, 2000 (in thousands).

     Profit before interest, etc.                                   DKK  85,944
     Depreciation                                                        40,228
     Other                                                              (10,811)
                                                                    -----------

                                                                    DKK 115,361
                                                                    ===========

Note 15       Cash and cash equivalents

     Cash and cash equivalents at December 31, 2000 included the following components (in thousands).

     Cash at bank and in hand                                       DKK  75,551
     Bank loans and overdrafts                                           (6,980)
                                                                    -----------

                                                                    DKK  68,571
                                                                    ===========

                      Struers Holding A/S and Subsidiaries
                   Notes to Consolidated Financial Statements

Note 16  Management and employees

     Compensation costs for the year ended December 31, 2000 are presented in the following table (in thousands). Compensation for the management and board of directors of the parent holding company were DKK 3.1 million.

     Compensation costs by type:
         Wages and salaries                                        DKK  149,005
         Pensions                                                         4,263
         Social security                                                 14,325
                                                                   ------------

                                                                   DKK  167,593
                                                                   ============

     Compensation costs by function:
         Production                                                DKK   33,835
         Selling and distribution                                        93,720
         Development                                                     13,234
         Administration                                                  26,804
                                                                   ------------

                                                                   DKK  167,593
                                                                   ============

     Average number of employees                                            383
                                                                   ============


Note 17 Transactions between Struers Holding A/S and its subsidiaries and major shareholders, the board of directors and management

     During the year ended December 31, 2000, Struers Holding A/S and its subsidiaries have not entered into transactions with its board of directors, management, major shareholders or with companies outside the consolidated group of companies in which the persons in question hold interests.

Note 18  Fee to the auditors appointed at the annual general meeting

     Total fees charged by KPMG C.Jespersen in respect of the financial year ended December 31, 2000 amount to DKK 26,000. Non-audit fees included amount to DKK 5,000.

Note 19  Significant differences between Danish GAAP and U.S. GAAP

     There are differences between Danish GAAP and generally accepted accounting principles in the United States ("U.S. GAAP"). Regarding the Company's financial statements and those items that may have been reported differently had Struers complied with U.S. GAAP, the more significant differences are described below.

     Revenue recognition. Under Danish GAAP, the Company accounts for the
     -------------------
     revenue associated with service contracts (including preventative maintenance) primarily in the period when service contract work is performed. U.S. GAAP may require revenue recognition to be spread more evenly over the period covered by the service contract.

     Derivative financial instruments. Under Danish GAAP, as discussed in Note
     --------------------------------
     13, the Company does not recognize the gain or loss associated with open forward exchange contracts at the balance sheet date. U.S. GAAP requires such contracts to be marked to market at the balance sheet date and any resulting gain or loss to be recognized in its results of operations.

     Software development costs. Under Danish GAAP, the Company incurred costs
     --------------------------
     related to the installation of a new information system in 2000 and expensed these costs. U.S. GAAP would have required evaluation of the future benefits associated with these costs and would have capitalized certain of those costs expected to benefit future periods. Capitalized costs would be amortized over the future benefit period.

     Income taxes. Under Danish GAAP, the Company accrues income taxes during
     ------------
     interim periods based on the facts and circumstances that exist during those periods. Under U.S. GAAP, interim income taxes are determined based on the expected facts and circumstances that are expected to occur during the entire fiscal year.

     Own shares. Under Danish GAAP, the Company has reported own shares as an
     ----------
     asset. Under U.S. GAAP, own shares would have been reported as a component of capital accounts.

     Warrants. Under Danish GAAP, the Company has reported the proceeds from the
     --------
     sale of warrants to purchase shares of the Company as other income. Under U.S. GAAP, such proceeds would have been credited to capital accounts.

Item 7(b) Pro forma financial information

On September 4, 2001, Registrant completed the acquisition of all of the outstanding ownership interests in Struers Holding A/S and its subsidiaries ("Struers"). Total consideration for this transaction was approximately $151 million of cash. Registrant's financing of this transaction was funded from its existing credit facilities.

The accompanying pro forma financial statements include a balance sheet as of July 31, 2001 (Registrant's most recent quarterly balance sheet prior to the acquisition) and income statements for the nine months ended July 31, 2001 (interim period corresponding with the balance sheet) and year ended October 31, 2001 (Registrant's most recent fiscal year completed prior to the acquisition). The dates for the Struers data correspond with those of the Registrant.

The pro forma information is intended to provide information about the continuing impact of this acquisition by showing how it might have affected Registrant's historical financial statements if the acquisition had been consummated at an earlier time. The accompanying pro forma information presumes this acquisition occurred at the beginning of each period presented. If this acquisition had occurred at an earlier date, the Registrant's subsequent consolidated results might have been different than presented in this pro forma information, and this pro forma information is not necessarily indicative of results that may be reported in the future.

Notes to combining pro forma balance sheet

A Total costs to complete the acquisition provided by credit facilities, and the elimination of Registrant's pushed-down basis in the net assets of Struers.

B Repayment of all previously existing indebtedness of Struers and allocation of the remaining costs to the estimated fair values of the net assets acquired.

Notes to combining pro forma income statements

A Elimination of goodwill amortization included in Struers' historical results. Struers' historical goodwill gets replaced by goodwill resulting from this transaction. This goodwill is not subject to amortization based on the actual date of the acquisition. The historical amortization has been eliminated to be most consistent with what the prospective accounting treatment is for goodwill as reported by Registrant.

B Amortization of other identified intangible assets reflected in Registrant's allocation of purchase costs to the fair values of net assets acquired.

C Incremental interest costs associated with Registrant's financing of the acquisition costs at its incremental borrowing rates compared to the historical interest expense reported by Struers that was associated with indebtedness paid off concurrent with the acquisition.

D Income taxes have been provided at the U.S. statutory rate of 35% on the other pro forma adjustments.

                      Struers Holding A/S and Subsidiaries
                 Combining Pro Forma Balance Sheets (unaudited)
                                  July 31, 2001
                                 (in thousands)

                                                                                  Pro forma
                                                 Roper            Struers          entries          Combined
                                            -------------    --------------    -------------    --------------
Cash and cash equivalents                   $      28,319             9,166    $           -    $       37,485
Accounts receivable                               102,153            16,753                -           118,906
Inventory                                          88,366            12,122                -           100,488
Other                                               4,539             3,491                -             8,030
                                            -------------    --------------    -------------    --------------

     Total current assets                         223,377            41,532                -           264,909

Property and equipment                             46,392             3,750                -            50,142
Intangible assets                                 335,838            58,866           61,269  B        455,973
Other                                              10,596             1,367                -            11,963
                                            -------------    --------------    -------------    --------------

     Total assets                           $     616,203    $      105,515    $      61,269    $      782,987
                                            =============    ==============    =============    ==============


Notes payable and current portion
   of long-term debt                        $       6,999    $          802    $        (802) B $        6,999
Accounts payable                                   25,692             3,079                -            28,771
Accrued liabilities                                50,024             6,233                -            56,257
Income taxes                                        6,040             2,082                -             8,122
                                            -------------    --------------    -------------    --------------

     Total current liabilities                     88,755            12,196             (802)          100,149

Long-term debt                                    212,148            57,341          153,809  A        365,957
                                                                                     (57,341) B

Other                                               8,045             1,581                -             9,626
                                            -------------    --------------    -------------    --------------

     Total liabilities                            308,948            71,118           95,666           475,732
                                            -------------    --------------    -------------    --------------

Total equity                                      307,255            34,397         (153,809) A        307,255
                                                                                     119,412  B
                                            -------------    --------------    -------------    --------------

     Total liabilities and equity           $     616,203    $      105,515    $      61,269    $      782,987
                                            =============    ==============    =============    ==============


          See accompanying notes to combining pro forma balance sheet.

                     Roper Industries, Inc. and Subsidiaries
                Combining Pro Forma Income Statements (unaudited)
                           Year Ended October 31, 2000
                                 (in thousands)

                                                                                       Pro forma
                                                      Roper            Struers          entries          Combined
                                                 -------------    --------------    -------------    --------------
Net sales                                        $     503,813    $       74,463    $           -    $      578,276
Cost of goods sold                                     244,989            29,781                -           274,770
                                                 -------------    --------------    -------------    --------------

Gross profit                                           258,824            44,682                -           303,506

Selling, general and administrative costs              170,628            35,774           (3,865) A        203,887
                                                                                            1,350  B
                                                 -------------    --------------    -------------    --------------

Operating profit                                        88,196             8,908            2,515            99,619

Other income                                             1,218               222                -             1,440
Interest expense                                        13,483             3,931            3,189  C         20,603
                                                 -------------    --------------    -------------    --------------

Earnings before income taxes                            75,931             5,199             (674)           80,456

Income taxes                                            26,653             3,059             (236) D         29,476
                                                 -------------    --------------    -------------    --------------

Net earnings                                     $      49,278    $        2,140    $        (438)   $       50,980
                                                 =============    ==============    =============    ==============

Net earnings per share:
     Basic                                       $        1.62                                                 1.67
     Diluted                                              1.58                                                 1.63

Average shares outstanding:
     Basic                                              30,457                                               30,457
     Diluted                                            31,182                                               31,182


        See accompanying notes to combining pro forma income statements.

                     Roper Industries, Inc. and Subsidiaries
                Combining Pro Forma Income Statements (unaudited)
                         Nine Months Ended July 31, 2001
                                 (in thousands)

                                                                                       Pro forma
                                                      Roper            Struers          entries          Combined
                                                 -------------    --------------    -------------    --------------
Net sales                                        $     422,463    $       61,290    $           -    $      483,753
Cost of goods sold                                     203,245            23,069                -           226,314
                                                 -------------    --------------    -------------    --------------

Gross profit                                           219,218            38,221                -           257,439

Selling, general and administrative costs              149,925            26,797           (2,732) A        175,003
                                                                                            1,013  B
                                                 -------------    --------------    -------------    --------------

Operating profit                                        69,293            11,424            1,719            82,436

Other income                                             1,595               473                -             2,068
Interest expense                                        10,933             3,124            2,016  C         16,073
                                                 -------------    --------------    -------------    --------------

Earnings before income taxes                            59,955             8,773             (297)           68,431

Income taxes                                            21,200             4,017             (104) D         25,113
                                                 -------------    --------------    -------------    --------------

Net earnings                                     $      38,755    $        4,756    $        (193)   $       43,318
                                                 =============    ==============    =============    ==============

Net earnings per share:
     Basic                                       $        1.26                                                 1.41
     Diluted                                              1.23                                                 1.37

Average shares outstanding:
     Basic                                              30,722                                               30,722
     Diluted                                            31,594                                               31,594

        See accompanying notes to combining pro forma income statements.

                                    Exhibits

Exhibit No.                Description of Exhibit
----------                 ----------------------

23.1         Consent of independent auditors.

99.1 Acquisition agreements (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on December 13, 2001 (Commission File No. 1-12273)).

                                      E-1